SULLIVAN & CROMWELL



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                                        December 23, 1992


The JPM Institutional Funds,
   6 St. James Avenue,
      Boston, Massachusetts 02116.

Dear Sirs:

     In connection with the Pre-Effective Amendment No. 1 to the Registration

Statement on Form N-1A (File No. 33-54642) of The JPM Institutional Funds, a

Massachusetts business trust (the "Trust"), which you expect to file under the

Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares of beneficial interest, par value $.001 per share

(the "Shares"), we, as your counsel, have examined such trust records,

certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, the shares have been duly authorized and, when the Registration Statement referred to above has become effective under the Securities Act and the Shares


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The JPM Institutional Funds                                           -2-


have been issued and sold (a) for at least the par value thereof pursuant to the Distribution Agreement between the Trust and Signature Broker-Dealer

Services, Inc. and (b) in accordance with the authorization of the Trustees, the

Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Massachusetts, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Massachusetts law, we have relied upon the opinion, dated

December 23, 1992, of Ropes & Gray, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Ropes & Gray.

     Also, we have relied as to certain matters on information obtained from public officials, officers of the Trust and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the

Pre-Effective Amendment referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,



                                        /s/ Sullivan & Cromwell